UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 27, 2000



                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Arkansas                  0-6253                   71-0407808
(State or other jurisdiction of     (Commission             (I.R.S. employer
incorporation or organization)      file number)            identification No.)




 501 Main Street, Pine Bluff, Arkansas                             71601
(Address of principal executive offices)                         (Zip Code)



                                 (870)541-1000
              (Registrant's telephone number, including area code)

ITEM: 5

The following is the text of a press release issued by the registrant at 4:00 P.M. Central Standard Time on March 27, 2000.

FOR RELEASE:  Monday, March 27, 2000

          Simmons First Acquires Eight Locations From First Financial

         Pine Bluff, Arkansas - - J. Thomas May, chairman, president and chief executive officer of Simmons First National Corporation (SFNC) and Steve
Cameron, chief executive officer of First Financial Banc Corporation, headquartered in El Dorado, Arkansas, announce the execution of a definitive agreement under the terms of which First Financial will sell eight of its locations to SFNC.

         The two Conway branches will be acquired by Simmons First National Bank headquartered in Pine Bluff; and the two Fayetteville locations, two Springdale facilities and one branch each in Rogers and Siloam Springs will be acquired by Simmons First Bank of Northwest Arkansas headquartered in Rogers, Arkansas. The eight locations have approximately $68 million in loans and $70 million in total deposits.

          Commenting on the proposed sale, May stated, "We are excited about having this opportunity of continued growth within Arkansas and offering the Simmons First philosophy of community banking throughout the state. These eight locations allow us to fill some geographical voids in our efforts to establish a network of community banks and also to increase our presence where we are already located. First Financial's management and associates have done an excellent job in developing these markets. The same community board, management and staff will remain as part of the Simmons First team.

         Cameron said, "The sale of these eight locations will allow us to concentrate our efforts on growing the bank's other operating divisions as well as continuing to provide the very best products and services to our customers in El Dorado, Smackover and the surrounding area. It is important to note that Simmons First is not acquiring First Financial Banc Corporation. First Financial will continue to operate as usual. We are pleased that this transaction will have a positive impact toward both Simmons First and First Financial accomplishing their individual strategic goals."

         The transaction is subject to regulatory approval from the Office of the Comptroller of the Currency and the Arkansas State Bank Department. The transaction is expected to close during the third quarter of 2000.

         Simmons First National Corporation is a $1.7 billion financial holding company that has community banks in Pine Bluff, Jonesboro, Lake Village, Dumas, Rogers, Russellville, Searcy and El Dorado, Arkansas. The Corporation's eight banks conduct financial operations from 54 offices in 30 communities throughout Arkansas.

                                      # # #

FOR MORE INFORMATION CONTACT:
J. Thomas May
Chairman, President and Chief Executive Officer
1-800-272-2213
FAX 501-850-2605

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           SIMMONS FIRST NATIONAL CORPORATION



Date:  March 28, 2000                     /s/ J. Thomas May
----------------------                    --------------------------------------
                                          J. Thomas May, Chairman, President &
                                          Chief Executive Officer